UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

ENvue Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 747-2151

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEED	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Committed Equity Facility of up to $50 million

On August 12, 2026, ENvue Medical, Inc. (the “Company”) entered into a Common Shares Purchase Agreement (the “Purchase Agreement”), with an institutional investor (the “Investor”), relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, the Company has the right from time to time at its option to sell to the Investor up to $50.0 million of its shares of common stock, par value $0.001 per share (the “Common Shares”), subject to certain conditions and limitations set forth in the Purchase Agreement.

Sales of the Common Shares to the Investor under the Purchase Agreement, and the timing of any sales, will be determined by the Company from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the Common Shares and determinations by the Company regarding the use of proceeds of such Common Shares. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at which the Common Shares are sold to the Investor. The Company is required to use 40% of the net proceeds from any sales under the Purchase Agreement to redeem outstanding shares of its Series X Preferred Stock, par value $0.001 per share (the “Series X Preferred Stock”), until no such shares of Series X Preferred Stock remain outstanding, with the remainder of any net proceeds to be used for working capital and general corporate purposes.

Upon the initial satisfaction of the conditions to the Investor’s obligation to purchase Common Shares set forth in the Purchase Agreement (the “Commencement”), including, but not limited to, that a registration statement registering the resale by the Investor of the Common Shares under the Securities Act of 1933, as amended (the “Securities Act”), that may be sold to it by the Company under the Purchase Agreement (the “Initial Resale Registration Statement”), is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at its sole discretion until the first day of the month next following the 36-month period from and after Commencement, to direct the Investor to purchase up to a specified maximum amount of Common Shares as set forth in the Purchase Agreement by delivering written notice to the Investor prior to the commencement of trading on any trading day. The purchase price of the Common Shares that the Company elects to sell to the Investor pursuant to the Purchase Agreement will be 90% of the lowest volume weighted average price of the Common Shares during the three (3) trading days immediately preceding the applicable purchase date on which the Company has timely delivered written notice to the Investor directing it to purchase Common Shares under the Purchase Agreement.

The Purchase Agreement contains customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five (5) trading days’ prior written notice. No termination of the Purchase Agreement will affect the registration rights provisions contained within the Purchase Agreement, which will survive any termination of the Purchase Agreement.

July 2025 Purchase Agreement Amendment

As previously disclosed in the Current Report on Form 8-K filed on July 22, 2025, the Company entered into a Securities Purchase Agreement, dated as of July 18, 2025, as amended on January 30, 2026 (the “Series H Purchase Agreement”), by and between the Company and the Investor, pursuant to which the Company agreed to issue and sell to the Investor newly designated shares of its Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”).

On August 12, 2026, the Company entered into that certain Second Amendment Agreement to the Series H Purchase Agreement (the “Second Amendment Agreement”) with the Investor. Pursuant to the terms of the Second Amendment Agreement, the Company and the Investor agreed, among other things, subject to the receipt of Shareholder Approval (as defined in the Second Amendment), to amend the Series H Purchase Agreement to increase the total Additional Investment Rights (as defined in the Series H Purchase Agreement) to a total aggregate amount of up to $59,000,000 Stated Value (representing 59,000 shares of Preferred Stock and $53,100,000 of Subscription Amount) of Series H Preferred Stock. The Investor also agreed, subject to the receipt of Shareholder Approval, to exercise the Additional Investment Rights in an aggregate amount equal to no less than $10.0 million in the twelve (12) month period following Shareholder Approval with a monthly minimum of $833,333.33 if not otherwise exercised (the “AIR Minimum”). The parties agreed that upon certain fund-raising events, the AIR Minimum will be decreased on a dollar-for-dollar basis.

This report shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing summaries of the Purchase Agreement and the Second Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Amendment, forms of which are attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Common Shares Purchase Agreement, dated as of August 12, 2026, by and between the Company and the investor signatory thereto.
10.2	Form of Second Amendment Agreement, dated as of August 12, 2026, by and between the Company and the investor signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVUE MEDICAL, Inc.

Date: August 12, 2026	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer